EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004 relating to the financial statements of E-LOAN, Inc., which appears in E-LOAN, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
San Francisco, California
September 3, 2004